UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2005

                           China Health Holding, Inc.
             (Exact name of registrant as specified in its charter)



      Nevada                          333-119034                  98-0432681

--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
 of incorporation)                                          Identification No.)




    Suite 600 - 666 Burrard Street, Park Place, Vancouver, BC, Canada V6C 2X8
              (Address of principal executive offices and Zip Code)

                             Julianna Lu, BSc. MSc.
                             Chief Executive Officer
                   Suite 600 - 666 Burrard Street, Park Place
                   Vancouver, British Columbia, Canada V6C 2X8

       Registrant's telephone number, including area code: (604) 608-6788

                                   Copies to:
                            Richard A. Friedman, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

        On April 28, 2005, China Health Holding, Inc. (the "Company") entered into an agreement with Julianna Lu, the Company's Chairman and principal executive officer, updating the terms of Ms. Lu's June 1, 2004 employment agreement. The term of the updated agreement commenced retroactively beginning May 1, 2004 and does not have an expiration term. As compensation under the updated agreement, the Company agreed to increase Ms. Lu's salary to $10,000 per month effective January 1, 2005. In addition, the agreement requires the Company to pay Ms. Lu a 3% royalty of total gross sales of the Company's products effective January 1, 2005. All other terms of the June 1, 2004 employment agreement remain in effect.

        On May 1, 2005, the Company entered into an agreement with Bevitor Holding Ltd. and James Simpson, individually, pursuant to which, Bevitor Holding Ltd. and Mr. Simpson will provide management consulting services and investor relations services to the Company. Mr. Simpson is the President of Bevitor Holding Ltd. In connection with this agreement, the November 16, 2004 agreement employing Mr. Simpson as the Company's Vice President of Corporate Development was terminated. The term of the consulting agreement commences retroactively as of June 16, 2004 and continues for a period of three years, terminating on June 16, 2007. The consulting agreement otherwise may be terminated for any reason by either party. Bevitor Holding Ltd. and Mr. Simpson collectively will be paid $3,500 per month for their services beginning May 1, 2005. Bevitor Holding Ltd. and Mr. Simpson, collectively, also will be granted an option to purchase 600,000 shares of the Company's common stock at a price of $0.30 per share, exercisable until the earlier of June 16, 2009 or 30 days after termination of the consulting agreement. In addition, Bevitor Holding Ltd. and Mr. Simpson, collectively, are entitled to a 10% finder's fee for any capital raising transactions introduced to the Company by them.

        On May 1, 2005, the Company entered into a consulting agreement with Dick Wu. Dick Wu is current a Director and Secretary of the Company. Under the consulting agreement, Dick Wu will provide corporate governance and other management consulting services as Vice President of the Company. The term of the consulting agreement began May 1, 2005 and continues for two years terminating on April 30, 2007. After a three-month probationary period, the consulting agreement may be terminated for any reason by either party. The Company agreed to grant Mr. Wu options to purchase 150,000 shares of common stock at a price of $0.30 per share, exercisable until April 30, 2006. The Company also agreed to grant Mr. Wu options to purchase 150,000 shares of common stock at a price of $0.80 per share, exercisable until the earlier of April 30, 2007 or 30 days after termination of the consulting agreement.

Item 1.02  Termination of a Material Definitive Agreement.

        On May 1, 2005, the Company terminated the agreement entered into on November 8, 2004 with David Woo, pursuant to which Mr. Woo was employed as the Company's Vice President of Research and Development. The Company has no further obligations under the agreement.

        In connection with the May 1, 2005 consulting agreement with Bevitor Holding Ltd. and James Simpson, the November 16, 2004 agreement employing Mr. Simpson as the Company's Vice President of Corporate Development was terminated.

Item 9.01 Financial Statements and Exhibits.

   (a)  Financial statements of business acquired.

        Not applicable.

   (b)  Pro forma financial information.

        Not applicable.

   (c)  Exhibits.

Exhibit
Number                            Description
------- ------------------------------------------------------------------------

10.1    Executive  Management  Services  Agreement  dated  April  28,  2005 with
        Julianna Lu
10.2 IR Consulting Services Agreement dated May 1, 2005 with Bevitor Holding Ltd. and James Simpson
10.3    Consulting Agreement dated May 1, 2005 with Dick Wu

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              China Health Holding, Inc.


Date: May 11, 2005                        /s/ Julianna Lu
                                              -----------
                                              Julianna Lu
                                              Chief Operation Officer /PRESIDENT
                                              Chief Financial Officer/DIRECTOR